Exhibit 10.8

POMELO ACQUISITION CORPORATION LIMITED

Room 1001, No. 4, Lane 1, West Weifang Road

Pudong New Area, Shanghai, China

[   ], 2022

Fruitbasket Holding Ltd.

Room 1001, No. 4, Lane 1, West Weifang Road

Pudong New Area, Shanghai, China

Re:	Administrative Services Agreement

Gentlemen:

This letter agreement by and between Pomelo Acquisition Corporation Limited, a Cayman Islands exempted company (the “Company”) and Fruitbasket Holding Ltd. (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”)of the Company’s Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) in connection with its initial public offering and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Sponsor or one of its affiliates shall make available to the Company, at Room 1001, No. 4, Lane 1, West Weifang Road, Pudong New Area, Shanghai, China (or any successor location of Sponsor or its affiliates), certain office space, administrative and support services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; and

(ii) Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering and sale of the Placement Units (as described in the Registration Statement) will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this letter agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature pages follows]

Very truly yours,

POMELO ACQUISITION CORPORATION LIMITED

By:
	Name:	Kiyohiro Kawayanagi
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

FRUITBASKET HOLDING LTD.

By:
	Name:	Hong Yan
	Title:	Director

[Signature Page to Administrative Services Agreement]